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                                                                  EXHIBIT 3.2(k)

                 CERTIFICATE OF THE INCORPORATION OF A COMPANY

                                     [SEAL]

                             I HEREBY CERTIFY that

                                 XERXES LIMITED

                           was INCORPORATED under the

                       Companies Act as a LIMITED Company

                         on the SEVENTH day of NOVEMBER

                   One Thousand Nine Hundred and Ninety-Five.

            Given under my hand at Kingston this TWENTY-THIRD day of

              NOVEMBER One Thousand Nine Hundred and Ninety-Five.


                                                     (ILLEGIBLE)
                                             ----------------------------
                                             Registrar of Companies

No. of Company 53,089.
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                               THE COMPANIES ACT

                                 J A M A I C A

                           COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                       OF

                                 XERXES LIMITED

1.               The name of the Company is XERXES LIMITED

2. The registered office of the Company will be situated in Jamaica.

3.               The objects for which the Company is established are:-

         (A) To do and perform all acts and enter into any agreement in relation to supplying to and providing for any person or firm property and services of any kind whatsoever including but not limited to premises, equipment and staff and administrative, supervisory, executive, managerial, technical and operational services and to make all arrangements necessary for the proper discharge of any of the duties aforesaid.

         (B) To invest the capital and funds of the Company and any accretions to capital and the income of the Company or such part thereof as the Directors may determine in any and all real and personal securities and other property of whatsoever kind and wheresoever situate including real estate, mortgages, debentures, stocks., shares, bonds, bill of sale, notes, scrip or other obligations or securities, and to acquire, hold, buy, lease, exchange, convey, assign or transfer every description of property either as principal or as trustee, agent or nominee for any third party and where the Company shall
purchase   any of the abovementioned property to pay for the same in cash or by issuing shares in or debentures of the Company or in any other manner whatsoever as the Directors of the Company may from time to time think fit, and where the Company shall purchase or sell property to leave outstanding as unpaid purchase money such sums and upon such terms as the Directors think fit.

         (B1)    To acquire by purchase, lease or letting, exchange,
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                                       2.

hireage or otherwise all and any interests in real, personal or mixed property in the Island of Jamaica or elsewhere as the Directors may in their absolute discretion from time to time determine and to carry on the business of leasing of all kinds whatsoever.

         (B2) To dispose of or deal with (whether by sale, lease, mortgage, charge or otherwise howsoever) any or all of the property and assets of the Company.

         (B3) To accept money on deposit at interest and to lend out money on such terms as the Directors think fit, and to carry on the business of money lenders and mortgage agents.

         (B4) To carry on business as realtors and real estate agents and brokers.

         (B5) To carry on any other trade or business whatsoever whether of the same kind or class as the trades or businesses before enumerated or not which can in the opinion of the Board of Directors be advantageously or conveniently carried on by the company in connection with, as ancillary to or independently of the before enumerated trades or businesses or the general or existing business of the Company for the time being.

         (B6) To distribute among the members of the Company any dividends declared out of capital profits realised or unrealised.

         (B7) To carry on business of advisers on problems relating to the administration and organisation of industry and business and the training of personnel for industry and business and to carry on all or any of the businesses of industrial business and personnel consultants and to advise upon the means and methods for extending developing and improving all types of businesses or industries and all systems or processes relating to the production, storage, distribution, marketing and sale of goods and/or relating to the rendering of services.

         (B8) To engage in research into all problems relating to personnel and industrial and business management and distribution, marketing and selling, to collect, prepare and distribute information and statistics relating to any type of and business or
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                                       3.

industry and to promote or propose such methods procedures and measures as may be considered desirable or beneficial for all or any of the Company's objects.

         (B9) To act as agents or managers in carrying on any business concerns and undertakings and to employ experts to investigate and examine into the condition, management, prospects, value and circumstances of any business, concerns and undertakings and generally of any assets, property or rights of any kind.

         (B10) To carry on business as company promoters, underwriters, financiers, and bill brokers, and generally to undertake and execute agencies and commissions of any kind and to negotiate and arrange for the borrowing or lending of money or the subscription or underwriting of shares, debentures and other securities.

         (Bll) To carry on business as business consultants, market research consultants, business transfer agents, valuers and estate agents, and to act as intermediaries in the introduction of sellers, purchasers, partners and employees.

         (Bl2) To carry on the businesses of agriculture and farming in all their respective branches and to conduct forestry operations of all types.

         (Bl3) To advance money to any person or persons or corporation and in particular to any shareholders or Directors of the Company either at interest or without and either with or without security and whether for the benefit of the Company or not and to guarantee or become surety for any person or persons or corporations and in particular for any shareholders or Directors of the Company either with or without security and whether for the benefit of the Company or not.

         (C) To do, perform and execute any and all acts deeds, documents and things and to undertake and carry on all kinds of financial commercial and other operations which an individual of full legal age and capacity is and would be entitled to do, perform and execute.

         (D)     To acquire or establish and carry on any business or
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                                       4.

undertaking (and either separately or in conjunction with others) in Jamaica and elsewhere as the Directors may in their absolute discretion from time to time determine whether agricultural, manufacturing, industrial, mining, commercial or otherwise.

         (E) To carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

         (F) To establish and operate branches and agencies in the Island of Jamaica and elsewhere as the Directors may in their absolute discretion from time to time determine and to regulate and discontinue the same.

         (G) To purchase or by any other means acquire any freehold, leasehold, or other property for any estate or interest whatever, and rights, privileges or easements, over or in respect of any property, and any buildings, offices, warehouses, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, rolling stock, vehicles, plant, equipment, live and dead stock, barges, vessels, or things and any real or personal property or rights whatsoever which may be necessary for, or may be conveniently used with, or may enhance the value of any other property of the Company.

         (H) To build, construct, maintain, alter, enlarge, pull down, and remove or replace any buildings, offices, warehouses, factories, mills, works, wharves, docks, roads, railways, tramways, machinery, engines, equipment, walls, fences, banks, dams, sluices or watercourses, and to clear sites for the same, or to join with any person, firm or company in doing any of the things aforesaid, and to work, manage, and control the same or join with others in so doing.

         (I) To apply for, register, purchase or by other means acquire and protect, prolong and renew, whether in the Island of Jamaica or elsewhere as the Directors may in their absolute discretion from time to time determine, any patents, patent rights,
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                                       5.

brevets d'invention, licences, trade marks, designs, protections and concessions which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions, or rights which the Company may acquire or propose to acquire.

         (J) To acquire and undertake the whole or any part of the business goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or company, and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

         (K) To improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

         (L) To invest and deal with the moneys of the Company not immediately required in such shares or upon such securities and in such manner as may from time to time be determined.

         (M) To lend and advance money or give credit to any persons, firms or companies, and on such terms as may seem expedient, and to give guarantees or become surety for any persons, firms or companies.

         (N)     To borrow or raise money in such manner as the
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                                       6.

Company shall think fit, and in particular by the issue of debentures or debenture stock (perpetual or otherwise), and to secure the repayment of any money borrowed, raised or owing by mortgage, bill of sale, charge or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital and also by a similar mortgage, bill of sale, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

         (O) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, cheques, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

         (P) To apply for, promote and obtain any act, law, order, licence or permit of any authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

         (Q) To enter into any arrangements with any governments or authorities (supreme, municipal, local or otherwise), or any corporations, companies, firms or persons that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government authority, corporation, company firm or person, any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

         (R) To subscribe for, take, purchase, or otherwise acquire and hold shares or other interests in or securities of any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as directly or indirectly to benefit this Company.

         (S) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-
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                                       7.

contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

         (T) To remunerate any person, firm or company rendering services to this Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or part, or otherwise as may be thought expedient.

         (U) To insure the life of and insure against accident or sickness any person who may in the opinion of the Directors be of value to the Company as having or holding for the Company interests, goodwill or influence or other benefits and to pay the premiums on any such insurances.

         (V) To award scholarships to or undertake payment for the education, tuition, training, maintenance and benefit of any person or persons, including employees apprentices and servants, who or whose services may in the opinion of the Directors be of present or future value to the Company.

         (W) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares, debentures, debenture stock or securities of this Company.

         (X) To support and subscribe to any charitable or public object, and any institution, society or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits, or charitable aid to any persons who are or have been Directors of or who are or have been employed by or who are serving or have served the Company, and to the wives, widows, children and other relatives and dependants of such persons, to make payments towards insurance; and to set up, establish support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit
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                                       8.

of any of such persons, and of their wives, widows, children and other relatives and dependants.

         (Y) To make donations to such persons and in such cases and either of cash or of other assets as the Directors may consider directly or indirectly conducive to any of its objects or otherwise expedient or desirable.

         (Z) To promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of this Company or of undertaking any business or operations which may appear likely to assist or benefit this Company or to enhance the value of any property or business of this Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

         (AA) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any company purchasing the same.

         (BB) To distribute among the Members of the Company in kind any property of the Company, and in particular any shares debentures or securities of other companies belonging to this Company or of which this Company may have the power of disposing.

         (CC) To procure the Company to be registered or recognised in any country or place.

         (DD) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

It is hereby expressly declared that each sub-clause of this clause shall be construed independently of any other sub-clause hereof and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to or limited by the objects mentioned in any other sub-clause or the name of the Company and in
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                                       9.

case of doubt or ambiguity this clause and every sub-clause thereof shall be construed in such a manner as to enlarge and not restrict or limit the powers of the Company, provided however that the Company shall not be permitted to trade or carry on any adventure in the nature of trade in land or shares without the approval by resolution of the Company in General Meeting.

4.               The liability of the Members is limited.

5. The share capital of the Company is TWO HUNDRED DOLLARS ($200.00) divided into TWO HUNDRED shares of ONE DOLLAR ($1.00) each. The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting, transfer, transmission or otherwise.

                 WE the several persons whose signatures, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective signatures.

----------------------------------------------------------------------------------
SIGNATURE, ADDRESSES AND                                    NUMBER OF SHARES TAKEN
DESCRIPTION OF SHAREHOLDERS                                 BY EACH SUBSCRIBER
----------------------------------------------------------------------------------

1.       MF& G CORPORATE SERVICES LIMITED                   One (1)
         A Company limited by shares
         21 East Street
         Kingston

   By:   /s/ ANNA YOUNG
         --------------------------------
         ANNA YOUNG
         SECRETARY

2.       /s/ PANCETA MURRAY                                 One (1)
         --------------------------------
         PANCETA MURRAY
         21 East Street
         Kingston

         Clerk/Typist

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                                      10.


----------------------------------------------------------------------
                 DATED the 26th DAY OF September 1995.

WITNESS to the above signatures:  /s/ COLLEEN JONES
                                  ------------------------------------
                                  21 East Street
                                  ------------------------------------
                                  Kingston
                                  ------------------------------------